UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2007

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite #3400

Seattle, Washington 98101-3034

(Address of Principal Executive Offices)

(206) 654-0204

(Registrant's telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously announced, Hungarian Telephone and Cable Corp. (together with its subsidiaries, "HTCC", "we" and the "Company") completed its acquisition of Invitel Tavkozlesi Szolgaltato Zrt. (the "Invitel Acquisition") on April 27, 2007 (the "Acquisition Date"), pursuant to the terms of a Sale and Purchase Agreement, dated as of January 8, 2007, between HTCC and Invitel Holdings N.V. Through HTCC Holdco I B.V., a direct subsidiary ("Holdco I"), we acquired 100% of the shares of Matel Holdings N.V. ("Matel Holdings", and thereby indirectly 99.98% of Invitel Tavkozlesi Szolgaltato Zrt. ("Invitel")) for total consideration of EUR 470 million (approximately $639 million), including the assumption of an estimated net indebtedness on closing of EUR 387 million (approximately $536 million). The consideration (after assumption the assumption of debt) consisted of a cash payment by HTCC to the owners of Invitel and the issuance of 962,298 shares of HTCC common stock to certain members of Invitel's management team (each a "Manager," collectively the "Managers").

In connection with the HTCC shares they received as part of the acquisition consideration for Invitel, the Managers were also given the right, under certain circumstances, to require HTCC to purchase all or part of those shares (i.e., a "put" right) at a specified price.

If a Manager's employment is terminated within 30 days after the Acquisition Date, he is entitled to require us to purchase all or part of the HTCC shares he acquired in connection with the Acquisition at a per share price calculated in accordance with a formula based on the average closing share price of HTCC's common stock on the 20 trading days immediately prior to January 8, 2007 (the date of the Sale and Purchase Agreement). If at any time after 30 days following the Acquisition Date a Manager's employment is terminated without cause or due to the Manager's death or disability, he (or his estate) is entitled to require us to purchase all or part of the HTCC shares he acquired in connection with the Acquisition at a per share price equal to the "fair market value" of such shares on the date of such termination. In this context, "fair market value" is defined as the average closing share price of HTCC's common stock on the 20 trading days immediately prior to such termination or, if HTCC's common stock is not then listed for trading, as determined by our Board of Directors in good faith.

Item 1.01 Entry into a Material Definitive Agreement

In addition to the put rights mentioned above, in connection with the HTCC shares they received as part of the acquisition consideration for Invitel, the Managers also received unlimited "piggyback" registration rights in any public offering of HTCC's equity securities for our own account or for the account of any holders of our securities with registration rights. Subject to the conditions set forth in the Registration Rights Agreement, dated as of April 27, 2007, by and among HTCC and the Managers, these "piggyback" registration rights permit the Managers to request that all or part (subject to certain cutback provisions in the case of an underwritten offering) of their registrable HTCC shares be included in a registration demanded by a shareholder with registration rights or initiated by us for our own account.

Additionally, our subsidiaries assumed the obligations under or entered into agreements related to financings and refinancings that occurred in connection with the Invitel Acquisition. The information in Item 2.03, below, is incorporated in its entirety in this item.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Invitel Acquisition, on the Acquisition Date we paid all amounts due and owing under and terminated our Senior Secured Debt Facility, dated as of February 9, 2005, with Calyon Bank, MKB Bank, WestLB Bank and certain other parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Invitel Acquisition, HTCC's indirect subsidiary Holdco II B.V. ("Holdco II") has completed the issuance of EUR 200 million aggregate principal amount of floating rate senior notes maturing in 2013 (the "2007 Notes"), the proceeds of which were used to partly finance the acquisition and to refinance the indebtedness of HTCC's subsidiaries Pantel Tavkozlesi Kft. ("PanTel") and Hungarotel Tavkozlesi Zrt. ("Hungarotel").

As part of the Invitel Acquisition, the Company also assumed an estimated net indebtedness on closing of EUR 387 million (the "Assumed Debt"). The Assumed Debt consists primarily of (i) EUR 132,569,265 in aggregate principal amount and accrued interest of Floating Rate Senior PIK Notes due 2013 (the "2006 PIK Notes"), (ii) EUR 142 million in aggregate principal amount of 10 3/ 4% Senior Notes due 2012 (the "2004 Notes"), and a Facilities Agreement, which was amended and restated in connection with the Invitel Acquisition (the "Amended Facilities Agreement"). In order to clarify the rights of the creditors under the various debt instruments, Holdco II, Matel Holdings and various creditors and certain other parties also entered into an amended and restated Intercreditor Agreement (the "Intercreditor Agreement"). Summaries of the terms and conditions of the 2007 Notes, the 2006 PIK Notes, the 2004 Notes, the Amended Facilities Agreement and the Intercreditor Agreement are set forth below.

The 2007 Notes

On the Acquisition Date, Holdco II issued the 2007 Notes pursuant to an Indenture (the "2007 Indenture") entered into with BNY Corporate Trustee Services Limited, as trustee, and, as subsidiary guarantors, PanTel and Hungarotel. The proceeds from the issuance of the 2007 Notes were used to partly finance the Acquisition and to refinance the indebtedness of Hungarotel and PanTel. The obligations under the 2007 Notes and the 2007 Indenture were assumed on the same date by Magyar Telecom B.V., ("Matel"), which, as a result of the Invitel Acquisition, became an indirect subsidiary of HTCC, in consideration for the transfer to Matel of HTCC's three operating subsidiaries (Hungarotel, PanTel and PanTel Technocom Kft. ("PanTel Technocom")) and rights under certain intercompany loans. Upon the assumption by Matel of all obligations under the 2007 Indenture, certain of Matel's Hungarian and Romanian subsidiaries also became subsidiary guarantors under the 2007 Notes.

The 2007 Notes mature on February 1, 2013, and bear interest at a rate of EURIBOR plus 3.0% per annum, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2007. The 2007 Notes and subsidiary guarantees are secured by second-priority liens over certain intercompany funding loans between Matel and certain of its subsidiaries, the capital stock of Matel and the capital stock of the subsidiary guarantors, which liens rank pari passu with the liens over such assets securing Matel's obligations under the 2004 Notes described below.

In the event of a change of control, Matel must make an offer to purchase the 2007 Notes at a purchase price equal to 101% of the principal amount thereof. Matel is also required to offer to purchase the 2007 Notes with the excess proceeds following certain asset sales at a purchase price equal to 100% of the principal amount thereof.

The 2007 Indenture contains covenants restricting the ability of Matel and its restricted subsidiaries to, among other things, (i) incur additional indebtedness or issue preferred shares, (ii) make investments and certain other restricted payments, (iii) issue or sell shares in Matel's restricted subsidiaries, (iv) agree to restrictions on the payment of dividends by Matel's subsidiaries, (v) enter into transactions with affiliates, (vi) create certain liens, (vii) merge, consolidate or combine with other entities, (viii) layer debt, (ix) designate restricted subsidiaries as unrestricted subsidiaries, (x) engage in unrelated business activities and (xi) impair any security interests. The 2007 Indenture also contains customary events of default, including non-payment of principal, interest, premium or other amounts, violation of covenants, bankruptcy events, cross-defaults, material judgments and invalidity of any guarantee, security document or security interest.

The 2006 PIK Notes

On October 30, 2006, Invitel Holdings N.V. issued the 2006 PIK Notes pursuant to an Indenture, dated as of October 30, 2006, among Invitel Holdings N.V., as issuer, and The Bank of New York, as trustee (the "2006 PIK Indenture").

In connection with the closing of the Invitel Acquisition, on the Acquisition Day Holdco I entered into a supplemental indenture with Invitel Holdings N.V. and The Bank of New York, as trustee, relating to the 2006 PIK Notes. Pursuant to the supplemental indenture, Holdco I replaced Invitel Holdings N.V. as the issuer of the 2006 PIK Notes and assumed all of the rights and obligations of the issuer under the 2006 PIK Indenture.

Interest on the 2006 PIK Notes is payable quarterly in cash or in the form of additional 2006 PIK Notes at an annual rate of EURIBOR plus 8.25%, reset quarterly, plus a ratchet margin, on January 15, April 15, July 15 and October 15 of each year beginning January 15, 2007. The ratchet margin is zero for the period to but excluding the October 15, 2009 and 2.00% if the consolidated leverage ratio of Matel is greater than 2.50 to 1.00 for any interest period beginning on or after October 15, 2009. The maturity date of the 2006 PIK Notes is April 15, 2013.

Holdco I's obligations under the 2006 PIK Notes are general unsubordinated obligations of Holdco I and are secured by a first priority lien over the shares of Matel Holdings N.V. and effectively subordinated to all existing and future debt of Holdco I's subsidiaries.

In the event of a change of control, Holdco I must make an offer to purchase the 2006 PIK Notes at a purchase price equal to 101% of the principal amount thereof. Holdco I is also required to make an offer to purchase the 2006 PIK Notes with the excess proceeds following certain asset sales at a purchase price equal to 100% of the principal amount of thereof.

The 2006 PIK Indenture contains covenants restricting Holdco I's ability to, among other things, (i) incur additional indebtedness or issue preferred shares, (ii) make investments and certain other restricted payments, (iii) enter into transactions with affiliates, (iv) create certain liens, (v) enter into sale and leaseback transactions, (vi) issue or sell shares of Holdco I's restricted subsidiaries, (vii) merge, consolidate or combine with other entities, (viii) designate restricted subsidiaries as unrestricted subsidiaries, (ix) engage in unrelated business activities and (x) impair any security interests. The 2006 PIK Indenture also contains customary events of default, including, among other things, non-payment of the principal, interest or premium, if any, on any 2006 PIK Notes, certain failures to comply with any covenant of the 2006 PIK Indenture, certain defaults under other indebtedness, failure to pay certain indebtedness or judgments, bankruptcy or insolvency events and invalidity of any security document or security interest.

The 2004 Notes

In August 2004, Matel issued the 2004 Notes pursuant to an Indenture (the "2004 Notes Indenture") entered into with the Bank of New York, as trustee, and, as subsidiary guarantors, Matel's subsidiaries Invitel and V-Holding Rt. (V-Holding).

Interest on the 2004 Notes is payable semi-annually at an annual rate of 10 3/ 4% on February 15 and August 15 of each year, beginning on February 15, 2005.

Upon certain change of control events, Matel is required to make an offer to purchase all or a portion of the 2004 Notes, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Matel is also required to offer to purchase the 2004 Notes with the excess proceeds from certain sales of assets at 100% of the principal amount of the 2004 Notes, plus accrued and unpaid interest to the date of repurchase.

Matel's obligations under the 2004 Notes are guaranteed on a senior subordinated basis by the same subsidiaries that guarantee Matel's obligations under the 2007 Notes and are secured by the same collateral securing the 2007 Notes.

The 2004 Notes Indenture contains covenants which, among other things, limit the ability of Matel and its restricted subsidiaries to (i) incur additional indebtedness and issue preferred shares, (ii) make certain restricted payments and investments, (iii) transfer or sell assets, (iv) enter into transactions with affiliates, (v) create certain liens, (vi) create restrictions on the ability of Matel's restricted subsidiaries to pay dividends or other payments to Matel, (vii) guarantee other indebtedness, (viii) enter into sale and leaseback transactions, (ix) issue or sell shares of Matel's restricted subsidiaries, (x) merge, consolidate, amalgamate or combine with other entities, (xi) designate restricted subsidiaries as unrestricted subsidiaries, and (xii) engage in any business other than a permitted business.

The 2004 Notes Indenture contains customary events of default, including, among others, the non-payment of principal, interest or premium on the 2004 Notes, certain failures to perform or observe any other covenant in the 2004 Notes Indenture, the occurrence of certain defaults under other indebtedness, failure to pay certain indebtedness or judgments, bankruptcy or insolvency events and invalidity of any guarantee, security document or security interest.

Senior Credit Facilities

In connection with the Invitel Acquisition, on the Acquisition Date an amendment was made to the Facilities Agreement, dated August 6, 2004, between Matel, Invitel, as borrower, certain group companies as original guarantors, BNP Paribas and Credit Suisse First Boston International as arrangers, certain banks and financial institutions as original lenders, BNP Paribas and BNP Paribas Hungaria Bank Rt. as agents and BNP Paribas Trust Corporation UK Limited as security trustee. The Amended Facilities Agreement provides for facilities of up to EUR 145 million (or the Euro equivalent thereof), comprised of (i) a Euro amortizing term loan of EUR 96.9 million, (ii) a Hungarian Forint amortizing term loan of HUF 4,628 million (approximately EUR 18 million), (iii) a revolving credit facility of EUR 4.2 million and HUF 200.5 million (approximately EUR 800,000), and (iv) a Euro liquidity facility of EUR 25 million. Neither the revolving facility in item (iii) nor the liquidity facility in item (iv) were drawn down in connection with the closing of the Invitel Acquisition.

Advances under the Amended Facilities Agreement bear interest for each interest period at annual rates equal to EURIBOR or BUBOR (based on the Budapest interbank offer rates) plus an applicable margin. The applicable margin is set based on the ratio of all of the Company's senior debt to EBITDA, based on its most recently delivered quarterly management accounts. Under the Amended Facilities Agreement, Invitel is obligated to pay customary fees to the lenders, including an up-front fee and a commitment fee in relation to available and undrawn commitments under the revolving facility.

The obligations of Invitel under the Amended Facilities Agreement are guaranteed on a senior basis by Matel, V-Holding, Euroweb Internet Zrt. ("Euroweb Hungary"), Euroweb Romania S.A. ("Euroweb Romania"), Hungarotel, Pantel and Pantel TechnoCom. Additionally, Invitel's obligations under the Amended Facilities Agreement are secured, subject to Hungarian, Dutch, Dutch Antilles and Romanian law, by (i) a first ranking pledge of all the share capital of the obligors, (ii) assignments of intercompany loans and any relevant cross guarantees of the obligors from time to time, (iii) a pledge of accounts by the obligors, and (iv) floating charges over all assets. Such security interests also secure, on a pari passu basis, all hedging obligations with respect to the Amended Facilities Agreement, the 2007 Notes and the 2004 Notes.

The Amended Facilities Agreement contains certain negative covenants that restrict the obligors and certain of their affiliated entities (subject to certain agreed upon exceptions) from, among other things, (i) creating or permitting to subsist any security interest over any part of its assets, (ii) merging or consolidating with or into any other person, (iii) selling, transferring, leasing, lending or otherwise disposing of any assets, (iv) incurring or permitting to be outstanding any financial indebtedness (including guarantees), (v) reducing capital or purchasing any class of their respective shares, (vi) making any investment, including (1) loans to any person, (2) the acquisition of indebtedness or capital or securities of any person, (3) the acquisition of the assets, property or business of any other person, or (4) the creation or acquisition of a subsidiary, (vii) entering into any derivative instruments, (viii) changing the nature of their respective business or amending their respective constitutive documents, (ix) entering into any agreement or arrangement other than on arm's-length basis, (x) paying dividends or making any repayment, prepayment or redemption of principal under any subordinated finance documents except the issuance of the 2007 Notes or in exchange for equity of an obligor, (xi) changing the ownership structure of the group, and (xii) maintaining any bank account that has a credit balance with any person that is not a lender under the Amended Facilities Agreement.

Additionally, the Amended Facilities Agreement requires the obligors to maintain specified consolidated financial ratios, such as leverage ratios (total senior debt to EBITDA and total debt to EBITDA), an interest coverage ratio (EBITDA to total debt interest charges) and a fixed charge coverage ratio (EBITDA minus capital expenditure minus cash taxes to total debt charges).

Under the terms of the Amended Facilities Agreement, the obligors and certain of their affiliated entities are required to observe certain affirmative undertakings, including, but not limited to, undertakings relating to (i) maintenance of all relevant consents, authorizations and licenses, (ii) conduct of business, (iii) periodic financial statements, management accounts and reports, (iv) auditors and information, (v) insurance and inspection, (vi) notification of environmental claims and expenditures, (vii) compliance with laws, (viii) taxes, and (ix) maintenance of a cost capitalization policy and an interest rate hedging policy.

The term facilities mature on June 30, 2011 and the revolving facility and liquidity facility mature on June 30, 2010. No amount repaid or prepaid in relation to the term facilities may be redrawn.

The term facilities are amortizing term loans. The outstanding amounts under these facilities will be required to be repaid in the installments and on the dates set forth below:

Date	Repayment Installments
June 30, 2007	3.50%
September 30, 2007	3.50%
December 31, 2007	3.50%
March 31, 2008	4.00%
June 30, 2008	4.00%
September 30, 2008	4.00%
December 30, 2008	4.25%
March 31, 2009	4.50%
June 30, 2009	4.50%
September 30, 2009	4.50%
December 31, 2009	4.50%
March 31, 2010	5.00%
June 30, 2010	5.00%
September 30, 2010	5.00%
December 31, 2010	5.50%
March 31, 2011	5.50%
June 30, 2011	5.50%

The revolving facility and the liquidity facility are each repayable in an amount equal to 100% of the principal amount outstanding on June 29 and December 30 of each calendar year until the maturity date of June 30, 2010.

Subject to certain exceptions, all loans under the Amended Facilities Agreement will be required to be prepaid upon the occurrence of certain change of control events. Voluntary prepayments and cancellations are permitted.

The Amended Facilities Agreement contain certain events of default customary for senior debt financings as well as an event of default related to Matel Holdings engaging in non-holding company-related activities, the occurrence of which would preclude further borrowings under the revolving facility and permit the lenders to accelerate all outstanding loans and terminate their commitments under the facilities.

Intercreditor Agreement

In order to reflect the new obligations under the 2007 Notes and previously disclosed hedging obligations and to establish the relative rights of certain of its creditors under our financing arrangements (including priority of claims and subordination), we entered into an Intercreditor Agreement with, among others, the lenders under the Amended Facilities Agreement, certain hedging counterparties, the security trustee, the trustee for the holders of the 2007 Notes and the trustee for the 2004 Notes. The Intercreditor Agreement provides that if there is an inconsistency between the provisions of the Intercreditor Agreement (regarding subordination, turnover, ranking and amendments only), and certain other documents, including the 2007 Indenture governing the 2007 Notes, the Intercreditor Deed will prevail.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Invitel Acquisition, the Company issued 962,298 shares of its common stock on the Acquisition Date to the Managers in payment for some of their shares in Invitel. The issuance of the common stock was made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 which provides an exemption from registration for transactions that do not involve a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Officer and (c) Appointment of Certain Officers

In connection with the Invitel Acquisition, on the Acquisition Date, HTCC appointed Invitel's President Martin Lea as HTCC's President and Chief Executive Officer. HTCC also appointed Invitel's Chief Financial Officer Robert Bowker as HTCC's Chief Financial Officer. Mr. Bowker is replacing Steven Fast, HTCC's interim Chief Financial Officer, who will remain with HTCC through May 31, 2007 to assist with the transition.

Mr. Lea, age 49, has more than 25 years of experience in the data communications, telecommunications and support services sectors. He was appointed as the Company's President and Chief Executive Officer on April 27, 2007 upon the Company's acquisition of Invitel. Mr. Lea served as Invitel's Chief Executive Officer since 2004. Prior to Invitel, he was an Executive Vice President with Intertek Group plc from 2001 to 2003. Intertek is a leading global provider of testing, inspection and certification services. From 1998 to 2001, he was the Managing Director of Racal Telecom, a major UK alternative telecom services provider which was acquired by Global Crossing, whereupon he served as Managing Director of Global Crossing's UK operations.

Mr. Bowker, age 40, was appointed as the Company's Chief Financial Officer on April 27, 2007 upon the Company's acquisition of Invitel. Mr. Bowker served as Invitel's Chief Financial Officer since 2004. Prior to Invitel, he served as the Chief Financial Officer of Eurotel Praha from 2000 to 2004. Eurotel Praha provides wireless voice and data services in the Czech Republic. Prior to Eurotel Praha, he was the Deputy Chief Financial Officer of Eurotel Slovakia. Prior to becoming a chief financial officer, he started his career in public accounting. Mr. Bowker is a South African Chartered Accountant and a Chartered Financial Analyst.

Agreement for the Services of Martin Lea

In connection with the Invitel Acquisition, on the Acquisition Date the Company, through Matel, entered into an Amended and Restated Management Service Contract with Vision 10 Limited (the "Vision 10 Service Contract") to secure the services of Martin Lea as HTCC's President and Chief Executive Officer.

The terms of the Vision 10 Service Contract, which were negotiated on arms-length terms prior to the Acquisition Date, provide that Vision 10 will nominate an individual to serve as Chief Executive Officer. Vision 10 has nominated Martin Lea as its delegee to this position. Mr. Lea has accepted Vision 10's nomination and has agreed to devote his entire business time and attention to performing the duties of Chief Executive Officer.

In exchange for the services provided by the Vision 10 delegee, who will remain an employee of Vision 10, we will pay to Vision 10 (1) an annual management service fee of EUR 343,750 and (2) a fixed fee to cover any costs, expenses and disbursements incurred by Vision 10 in connection with its performance under the Vision 10 Service Contract. Both fees are payable in monthly installments and will be reviewed annually.

Subject to certain restrictions and unless otherwise agreed by the Board of Matel, Vision 10 is also entitled to receive an annual performance premium of up to an maximum of 50% of the annual management service fee. Additionally, in connection with the occurrence of certain transactions or the sale by HTCC of substantially all of its assets, Vision 10 will be entitled to a transaction bonus calculated in accordance with the terms of the Vision 10 Service Contract, as well as a bonus of EUR 250,000 payable in connection with our issuance of the 2007 Notes on April 27, 2007.

The Vision 10 Service Contract does not have a fixed term. We may terminate the contract at any time without being required to make any additional payments if we fail to agree with Vision 10 on the identity of a replacement delegee, if necessary, or upon the occurrence of circumstances specified in the contract that could result in termination for cause. We may also terminate the Vision 10 Service Contract if the delegee is unable to perform his or her duties because of personal bankruptcy, illness or other disability and we fail to agree with Vision 10 on the identity of a replacement delegee, in which case we must continue to pay to Vision 10 the fixed cost, expense and disbursement fee for a period of three months after termination.

Vision 10 may terminate the Vision 10 Service Contract without penalty at any time upon written notice. Additionally, if we fail to secure or renew appropriate visa or work permits for the Vision 10 delegee, Vision 10 may terminate the contract and will be entitled to receive specified payments, including a lump sum payment equal to six months' management service fees, partial payment of any applicable annual performance premium and transaction bonus, and payment of the fixed cost, expense and disbursement fee for a period of twelve months. Finally, we may terminate the Vision 10 Service Contract at any time without cause and, subject to certain restrictions, Vision 10 may terminate the Vision 10 Service Contract for "good reason." In either case, we will be required to make specified payments, including a lump sum payment equal to twelve months' management service fee, partial payment of any applicable annual performance premium and transaction bonus, and the fixed cost, expense and disbursement fee for a period of twelve months.

While the Vision 10 Service Contract is in effect and for a period of twenty-four months after the termination of a Vision 10 delegee's delegation, Vision 10 will use reasonable endeavors to ensure that such delegee does not assist or otherwise become associated a business any where within Hungary that is similar or in competition with the business of Matel.

Agreement for the Services of Robert Bowker

In connection with the Invitel Acquisition, on the Acquisition Date the Company, through Matel, entered into an Amended and Restated Management Service Contract with Rob Investments Limited (the "Rob Investments Service Contract") to secure the services of Robert Bowker as HTCC's Chief Financial Officer.

The terms of the Rob Investments Service Contract, which were negotiated on arms-length terms prior to the Acquisition Date, provide that Rob Investments will nominate an individual to serve as Chief Financial Officer. Rob Investments has nominated Robert Bowker as its delegee to this position. Mr. Bowker has accepted Rob Investments' nomination and has agreed to devote his entire business time and attention to performing the duties of Chief Financial Officer.

In exchange for the services provided by the Rob Investments delegee, who will remain an employee of Rob Investments, we will pay to Rob Investments (1) an annual management service fee of EUR 275,000 and (2) a fixed fee to cover any costs, expenses and disbursements incurred by Rob Investments in connection with its performance under the Rob Investments Service Contract. Both fees are payable in monthly installments and will be reviewed annually.

Subject to certain restrictions and unless otherwise agreed by the Board of Matel, Rob Investments is also entitled to receive an annual performance premium of up to an maximum of 50% of the annual management service fee. Additionally, in connection with the occurrence of certain transactions or the sale by HTCC of substantially all of its assets, Rob Investments will be entitled to a transaction bonus calculated in accordance with the terms of the Rob Investments Service Contract, as well as a bonus of EUR 250,000 payable in connection with our issuance of the 2007 Notes on April 27, 2007.

The Rob Investments Service Contract does not have fixed term. We may terminate the contract at any time without being required to make any additional payments if we fail to agree with Rob Investments on the identity of a replacement delegee, if necessary, or upon the occurrence of circumstances specified in the contract that could result in termination for cause. We may also terminate the Rob Investments Service Contract if the delegee is unable to perform his or her duties because of personal bankruptcy, illness or other disability and we fail to agree with Rob Investments on the identity of a replacement delegee, in which case we must continue to pay to Rob Investments the fixed cost, expense and disbursement fee for a period of three months after termination.

Rob Investments may terminate the Rob Investments Service Contract without penalty at any time upon written notice. Additionally, if we fail to secure or renew appropriate visa or work permits for the Rob Investments delegee, Rob Investments may terminate the contract and will be entitled to receive specified payments, including a lump sum payment equal to six months' management service fees, partial payment of any applicable annual performance premium and transaction bonus, and payment of the fixed cost, expense and disbursement fee for a period of six months. Finally, we may terminate the Rob Investments Service Contract at any time without cause and, subject to certain restrictions, Rob Investments may terminate the Rob Investments Service Contract for "good reason." In either case, we will be required to make specified payments, including a lump sum payment equal to six months' management service fee, partial payment of any applicable annual performance premium and transaction bonus, and the fixed cost, expense and disbursement fee for a period of six months.

While the Rob Investments Service Contract is in effect and for a period of twenty-four months after the termination of a Rob Investments delegee's delegation, Rob Investments will use reasonable endeavors to ensure that such delegee does not assist or otherwise become associated a business any where within Hungary that is similar or in competition with the business of Magyar Telecom B.V.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) will be filed by amendment not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b) Pro-Forma Financial Information

In accordance with Item 9.01(a)(4) of Form 8-K, the pro forma financial statements required by Item 9.01(b) will be filed by amendment not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: May 3, 2007 By: /s/ Peter T. Noone
Peter T. Noone
General Counsel